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                                                                   Exhibit 10.37

                                                       MATERIAL IN THIS DOCUMENT
                                                       HAS BEEN OMITTED PURSUANT
                                             TO A CONFIDENTIAL TREATMENT REQUEST

                                FOURTH AMENDMENT
                                       TO
                          LICENSED DEPARTMENT AGREEMENT

     This Fourth Amendment To Licensed Department Agreement (the "Amendment"), is entered into by and between J. C. Penney Corporation, Inc., a Delaware corporation having its principal place of business at 6501 Legacy Drive, Plano, Texas 75024-3698 (hereinafter "Penney"), and U. S. Vision, Inc., a Delaware corporation, having its principal place of business at Glen Oaks Industrial Park, P. O. Box 124, Glendora, New Jersey (hereinafter "Operator").

     WHEREAS, Penney and Operator have entered into a Licensed Department Agreement, dated February 1, 1995 (the "Agreement");

     WHEREAS, Penney and Operator amended the Agreement by an Amendment ("Amendment Number 1") to Licensed Department Agreement, dated December 18, 1996, by an Amendment No. 2 ("Amendment Number 2") to License Department Agreement, dated April 13, 1998, and by a Third Amendment to License Agreement ("Amendment Number 3"), dated as of September 30, 2002;

     WHEREAS, Penney and Operator temporarily supplemented the Agreement by a letter, dated December 18, 1997, and that supplemental letter is no longer in effect; and

     WHEREAS, in accordance with the terms of the Agreement, the parties desire to amend the following terms and provisions of the Agreement to reflect the current agreement of the parties;

     WHEREAS, capitalized terms not otherwise defined in this Amendment are used as defined in the Agreement; and

     NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Penney and Operator hereby agree as follows:

                                    ARTICLE I

          Section 6 of the Agreement, as amended, shall be amended by deleting the text of Section 6 in its entirety and replacing it with the following:

          The Operator shall pay to Penney a license fee for each Licensed Department to be determined by applying to Net Sales on a cash and credit basis, respectively, the percentages for cash Net Sales and for credit Net Sales set forth in the attached Schedule A. If Operator enters into a licensed department agreement or an arrangement similar to this Agreement with another Chain Retailer (as defined below) for the operation of optical departments and such arrangement provides for more favorable terms and conditions


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          relating to the amount and payment of license fees, then Operator agrees to notify Penney of such terms and conditions and agrees to promptly amend this Agreement, if Penney so requests, to include the more favorable terms and conditions relating to the amount and payment of license fees. For the purposes of this paragraph, a "Chain Retailer" means a national chain of department stores or large chain of discount stores such as Kmart, Target or Sam's Club. Notwithstanding the foregoing, in the event that Operator or any Affiliate of Operator acquires (by stock or asset purchase) a then existing chain of retail optical stores or then existing licensed optical departments with more than 50 locations, then (a) for the fiscal year of Operator during which such acquisitions occurs, the total aggregate license fees payable by Operator under this Agreement for such fiscal year shall in no event be less than the sum of (i) the actual license fees paid for the period prior to the acquisition; and
          (ii) a prorated portion of the Adjusted Minimum License Fee based upon the period remaining in such fiscal year after the acquisition; and
          (b) for each full fiscal year of Operator ending on January 31st thereafter the total aggregate license fee payable by Operator under this Agreement for each such fiscal year shall in no event be less than the Adjusted Minimum License Fee. For the purpose of this Agreement, "Adjusted Minimum License Fee" shall mean [CONFIDENTIAL], provided that such amount shall be reduced by the amount of any license fees allocable to a Closed Licensed Department for the period of 12 months immediately prior to the closure of such department. A "Closed Licensed Department" is an optical department, which Penney elects to close after the date of this Amendment. "Affiliate" of Operator means Palisade Concentrated Equity Partnership L.P. or Operator, and each corporation, partnership, joint venture, limited liability company, fund or other person or entity that is controlled by Operator or Palisade Concentrated Equity Partnership L.P., including without limitation Opticare Health Systems, Inc.

                                   ARTICLE II

          Section 20(a) of the Agreement, as amended, shall be amended by deleting the text of Section 20(a) in its entirety and replacing it with the following:

          This Agreement shall become effective as of the date first above written, and as subsequently amended as of the dates of any amendments, including the Fourth Amendment to License Department Agreement, and shall expire on December 1, 2007, unless sooner terminated as provided in this Agreement; provided, however, that Penney and Operator (if such party is not then in default under this Agreement) shall each have an option to extend the term of this Agreement beyond the December 1, 2007 expiration date for a single additional renewal term commencing on December 1, 2007 and expiring on December 1, 2010; provided, further, that this Agreement, unless otherwise amended in accordance with the terms of this Agreement, shall contain the same terms and conditions as are in effect prior to such renewal. Either party may exercise its renewal option right as provided herein by


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          giving the other party written notice of its election to exercise such renewal option at any time prior to September 1, 2007. For the avoidance of doubt, nothing in the foregoing provision affects any right either party may possess under this Agreement to terminate the Agreement as to all or any Licensed Departments.

                                   ARTICLE III

          The last sentence of Section 20(c) of the Agreement, as amended, is modified and amended only by the addition of the following underlined language, such that the last sentence of Section 20(c) of the Agreement, as amended, now reads as follows:

          At Penney's option, this Agreement will terminate automatically thirty
          (30) days after a transfer or sale of a majority of the stock or assets of Operator unless (i) such [transfer or sale of stock or assets is to Palisade Concentrated Equity Partnership, L.P., or any of its affiliated funds, provided that transfer or sale of stock or assets is consummated not later than 60 days from the effective date of this Amendment,]* or such sale of stock is by the Operator for cash in connection with a public stock offering registered with the U. S. Securities & Exchange Commission, or (ii) Operator obtains the advance written consent of Penney for such sale of stock or assets, which consent may be withheld or granted in Penney's sole discretion.

                                   ARTICLE IV

     Except as expressly modified by this Amendment, all terms and conditions of the Agreement, as previously amended by Amendment Number 1, Amendment Number 2, and Amendment Number 3, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Licensed Department Agreement to be executed as of the 22nd day of May 2003.

U. S. VISION, INC.                      J. C. PENNEY CORPORATION, INC.


By: /s/ William A. Schwartz             By: /s/ Frank V. Cassara
    ---------------------------------       ------------------------------------
Name: William A. Schwartz               Name: Frank V. Cassara
Title: Chief Executive Officer          Title: Vice President, Director of Store
       and Chairman of the Board               Operations


* Brackets denote text which is underlined in the original agreement.



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